Exhibit 3

The following consolidated financial statement schedules are included as part of this Form S-6:

Schedule I - Summary of Investments - Other than Investment in Related Parties
Schedule IV - Reinsurance

All other schedules to the consolidated financial statements required by
Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the financial statements or notes thereto.

                   SCHEDULE I--SUMMARY OF INVESTMENTS--OTHER
                      THAN INVESTMENTS IN RELATED PARTIES
                       FARM BUREAU LIFE INSURANCE COMPANY

                               DECEMBER 31, 1998

                        COLUMN A                           COLUMN B   COLUMN C     COLUMN D
---------------------------------------------------------  ---------  ---------  -------------
                                                                                   AMOUNT AT
                                                                                     WHICH
                                                                                 SHOWN IN THE
                   TYPE OF INVESTMENT                       COST(1)     VALUE    BALANCE SHEET
---------------------------------------------------------  ---------  ---------  -------------
                                                                 (DOLLARS IN THOUSANDS)
Fixed maturity securities, held for investment:
  Bonds:
    Corporate securities                                   $   5,008  $   5,542   $     5,008
    Mortgage-backed securities                               398,298    417,075       398,298
                                                           ---------  ---------  -------------
      Total                                                  403,306  $ 422,617       403,306
                                                                      ---------
                                                                      ---------

Fixed maturity securities, available for sale:
  Bonds:
    United States Government and agencies                     13,229     13,373        13,373
    State, municipal and other governments                    46,879     48,693        48,693
    Public utilities                                          83,934     89,315        89,315
    Corporate securities                                     756,347    799,027       799,027
    Mortgage and asset-backed securities                     463,309    481,544       481,544
    Convertible bonds                                         13,994     13,321        13,321
Redeemable preferred stock                                    26,453     25,899        25,899
                                                           ---------  ---------  -------------
      Total                                                1,404,145  $1,471,172    1,471,172
                                                                      ---------
                                                                      ---------

Equity securities, available-for-sale:
  Common stocks:
    Public utilities                                           2,834      2,775         2,775
    Banks, trusts, and insurance companies                     8,972      9,036         9,036
    Industrial, miscellaneous, and all other                  17,572     13,768        13,768
Nonredeemable preferred stocks                                 6,805      6,401         6,401
                                                           ---------  ---------  -------------
      Total                                                   36,183  $  31,980        31,980
                                                                      ---------
                                                                      ---------
Mortgage loans on real estate                                227,858                  227,335(2)
Investment real estate                                        39,812                   39,812
Policy loans                                                  89,325                   89,325
Other long-term investments                                   10,022                    6,236(2)
Short-term investments                                        70,090                   70,090
                                                           ---------             -------------
                                                           $2,280,741             $ 2,339,256
                                                           ---------             -------------
                                                           ---------             -------------

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities, other long-term investments and short-term investments; original cost for equity securities; unpaid principal balance for mortgage loans on real estate and policy loans, and original cost less accumulated depreciation for investment real estate.

(2) Amount not equal to cost (Column B) because of allowance for possible losses deducted from cost to determine reported amount.

                            SCHEDULE IV--REINSURANCE
                        FARM BUREAU LIFE INSURANCE COMPANY

                 COLUMN A                     COLUMN B      COLUMN C      COLUMN D     COLUMN E       COLUMN F
------------------------------------------  ------------  -------------  -----------  ----------  -----------------
                                                            CEDED TO       ASSUMED                   PERCENT OF
                                                              OTHER      FROM OTHER                    AMOUNT
                                            GROSS AMOUNT    COMPANIES      COMPANY    NET AMOUNT   ASSUMED TO NET
                                            ------------  -------------  -----------  ----------  -----------------
Year ended December 31, 1998:
  Life insurance in force, at end of year    $13,863,614    $ 694,027     $      --   $13,169,587            --
                                            ------------  -------------  -----------  ----------            ---
                                            ------------  -------------  -----------  ----------            ---
  Insurance premiums and other
    considerations:
    Interest sensitive product charges       $   43,081     $   1,562     $       1   $   41,520             --
    Traditional life insurance and
      accident and health premiums               62,850         2,125            --       60,725             --
                                            ------------  -------------  -----------  ----------            ---
                                             $  105,931     $   3,687     $       1   $  102,245             --%
                                            ------------  -------------  -----------  ----------            ---
                                            ------------  -------------  -----------  ----------            ---
Year ended December 31, 1997:
  Life insurance in force, at end of year    $12,951,268    $ 663,399     $      --   $12,287,869            --
                                            ------------  -------------  -----------  ----------            ---
                                            ------------  -------------  -----------  ----------            ---
  Insurance premiums and other
    considerations:
    Interest sensitive product charges       $   39,373     $   1,571     $      --   $   37,802             --
    Traditional life insurance and
      accident and health premiums               63,852         2,177            --       61,675             --
                                            ------------  -------------  -----------  ----------            ---
                                             $  103,225     $   3,748     $      --   $   99,477             --%
                                            ------------  -------------  -----------  ----------            ---
                                            ------------  -------------  -----------  ----------            ---
Year ended December 31, 1996:
  Life insurance in force, at end of year    $12,051,585    $ 594,942     $      --   $11,456,643            --
  Insurance premiums and other
    considerations:
    Interest sensitive product charges       $   35,388     $   1,633     $      --   $   33,755             --
    Traditional life insurance and
      accident and health premiums               63,333         1,722            --       61,611             --
                                            ------------  -------------  -----------  ----------            ---
                                             $   98,721     $   3,355     $      --   $   95,366             --%
                                            ------------  -------------  -----------  ----------            ---
                                            ------------  -------------  -----------  ----------            ---

                                      S-2